Modivcare Reports Third Quarter 2024
Financial Results; Affirms 2024 Guidance

Denver, CO – November 6, 2024 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today reported financial results for the three and nine months ended September 30, 2024.

Third Quarter 2024 Summary:
•Service revenue of $702.0 million increased 2.2% from the third quarter of 2023
•Net loss of $26.6 million, or negative $1.87 per diluted common share
•Adjusted EBITDA(1) of $43.2 million, adjusted net income(1) of $6.4 million and adjusted EPS(1) of $0.45 per diluted common share
•Cash provided by operating activities during the quarter of $9.3 million and free cash flow(2) of $1.5 million
•Contract receivables, net of contract payables, of $63.1 million as of September 30, 2024

(1) Non-GAAP financial measure reconciliations and other related information about non-GAAP financial measures provided below.
(2) Free cash flow, a non-GAAP financial measure, is calculated by us as cash flow from operations less our capital expenditures during the period of $7.7 million that is included in our purchase of property and equipment line in our Unaudited Condensed Consolidated Statements of Cash Flows provided below.

“This quarter has demonstrated positive momentum, reflected in both operational enhancements and strengthened relationships, even amid shifts in the broader healthcare market. We delivered solid third-quarter results, reporting $43 million of adjusted EBITDA and a 2% increase in consolidated revenue, driven primarily by 5% growth in our personal care services segment,” stated L. Heath Sampson, President and CEO. “During the quarter, we proactively amended our credit agreement, securing temporary relief on debt covenants. Our bank group continues to be constructive and supportive as we work toward a long-term solution for our covenants that provides us with the time to thoughtfully and strategically assess the best approach to de-lever our balance sheet and optimize value for stakeholders. Additionally, we achieved significant collections in contract receivables, reducing net receivables by $55 million, and we made meaningful progress in resetting our capitated payment thresholds within our shared risk NEMT contracts, as contractually designed. These actions are expected to improve our cash conversion cycle and enhance future free cash flow.”

Sampson continued, “Our transformation efforts have laid a strong foundation across each segment, positioning us to meet our client needs today while anticipating tomorrow’s demands in this dynamic market. Our strategic initiatives are driving substantial cost savings in our NEMT segment, with a strong deal pipeline encompassing new business, renewals, and expansions. Our personal care services segment is steadily growing with improving margins, while remote patient monitoring margins have risen to 37%, supported by operational efficiencies and delivering innovative value to our clients. We are confident in our ability to further differentiate our offerings, achieve cost savings, and drive growth in 2025. We remain fully committed to creating value within each segment, deleveraging our balance sheet, and ultimately enhancing stakeholder value.”

Guidance*

We affirm our revenue and adjusted EBITDA guidance ranges as follows ($ in millions):

Fiscal Year 2024
Revenue	$2,700 - $2,900
Adjusted EBITDA	$170 - $180

The Company continues to expect Adjusted EBITDA growth in excess of 10% in 2025, based on current 2024 guidance.

*Guidance excludes the effects of any future merger, acquisition or disposition activity and is based on the current operating environment.

Third Quarter 2024 Results

For the third quarter of 2024, the Company reported $702.0 million in revenue, a 2.2% increase from the $686.9 million reported in the third quarter of 2023. NEMT segment revenue grew by $6.3 million or 1.3% and PCS segment revenue grew by $8.5 million or 4.7%, while RPM segment revenue declined $0.3 million or 1.7%, as compared to the third quarter of 2023.

Our operating income was $5.3 million, or 0.7% of revenue, in the third quarter of 2024, compared to operating income of $12.0 million, or 1.8% of revenue, in the third quarter of 2023. Net loss in the third quarter of 2024 was $26.6 million, or negative $1.87 per diluted common share, compared to net loss of $4.3 million, or negative $0.30 per diluted common share in the third quarter of 2023. The increase in net loss for the third quarter of 2024 from the third quarter of 2023 was driven by an increase in interest expense of $10.6 million as well as a loss on extinguishment of debt of $11.8 million that was incurred during the third quarter of 2024 related to the refinancing of our Senior Notes due 2025.

Adjusted EBITDA was $43.2 million, or 6.2% of revenue, in the third quarter of 2024, compared to $51.3 million, or 7.5% of revenue, in the third quarter of 2023. Adjusted net income in the third quarter of 2024 was $6.4 million, or $0.45 per diluted common share, compared to adjusted net income of $20.5 million, or $1.44 per diluted common share, in the third quarter of 2023.

Cash provided by operations during the quarter was $9.3 million as compared to $53.5 million of cash provided by operations during the third quarter of 2023. Changes in operating assets and liabilities during the quarter include a decrease in contract receivables of $55.4 million, net, and a decrease in contract payables of $39.6 million, net. Net cash used in investing activities during the quarter was $7.7 million, primarily due to capitalized investments in technology and purchases of monitoring devices. Net cash provided by financing activities during the quarter was $36.3 million, which resulted in a quarter ended balance on the Company's revolving credit facility of $228.0 million.

During the third quarter, the Company successfully refinanced its $500.0 million Senior Unsecured Notes due 2025 at a redemption premium of 1.469% on the aggregate original principal amount of the 2025 Notes. The 2025 Notes were redeemed in conjunction with the funding of a Term Loan Facility in an aggregate principal amount of $525.0 million.

Third Quarter 2024 Earnings Conference Call

Modivcare will hold a conference call to discuss its financial results on Thursday, November 7, 2024 at 8:30 a.m. ET. To access the call, please dial:

US toll-free: 1 (888) 437-3179
International: 1 (862) 298-0702

You may also access the conference call via webcast at investors.modivcare.com, where the call will also be archived.

About Modivcare

Modivcare Inc. ("Modivcare" or the "Company") is a technology-enabled healthcare services company that provides a suite of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH) by connecting members to essential care services. By doing so, Modivcare helps health plans manage risks, reduce costs, and improve health outcomes. Modivcare is a provider of non-emergency medical transportation (NEMT), personal care services (PCS), and remote patient monitoring solutions (RPM). The company also holds a minority equity investment in CCHN Holdings (d/b/a Matrix Medical Network), an independent, at scale provider of comprehensive in-home health assessments in the U.S. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"), the information contained herein may include presentations for the Company and its segments (as noted and applicable) of: (1) EBITDA, Adjusted EBITDA, Adjusted G&A expense, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted EPS, all of which are non-GAAP financial measures considered by management to be performance measures; and (2) free cash flow, which is a non-GAAP financial measure considered by management to be a liquidity measure. EBITDA is defined as net income (loss) before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) a one-time payor collection settlement; (5) stock-based compensation; (6) impairment of goodwill; (7) loss on debt extinguishment; and (8) equity in net (income) loss of investee, net of tax. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by service revenue, net. Adjusted Net Income (Loss) is calculated as net income (loss) before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; (4) a one-time payor collection settlement; (5) stock-based compensation; (6) impairment of goodwill; (7) loss on debt extinguishment; (8) equity in net (income) loss of investee, net of tax; (9) intangible asset amortization expense; and (10) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income (Loss) divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income (Loss). Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related costs; (2) transaction and integration costs; (3) settlement related costs; and (4) stock-based compensation. Free cash flow is calculated as cash flow from operations less our applicable capital expenditures included in our purchase of property and equipment line in our Consolidated Statements of Cash Flows.

Reconciliations of the non-GAAP financial measures used herein to their most directly comparable GAAP financial measures that are not included in the discussion above are included below. We do not provide guidance for net income (loss) in this presentation on a basis consistent with GAAP or a reconciliation of forward-looking non-GAAP financial measure (Adjusted EBITDA) to its most directly comparable GAAP financial measure (net income (loss)) on a forward-looking basis because we are unable to predict items contained in the GAAP financial measure without unreasonable efforts. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. As a result, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our free cash flow presentation (as applicable) reflects an additional way of viewing our liquidity that, when viewed together with our GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. Our use of the term free cash flow is not intended to imply, and no inference should be made, however, that any reported amounts are free to be used without restriction for discretionary expenditures, as our use of these funds may be restricted by the terms of our outstanding indebtedness, including our credit facility, and otherwise earmarked for other non-discretionary expenditures.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to their most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. The updated guidance discussed herein constitutes forward-looking statements. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual results to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; implementation of alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors and an inability to maintain or reduce our cost of services below rates set forth by our payors; inadequacies in, or security breaches of, our information technology systems, including those intended to protect our clients’ confidential information; the effects of any public health emergency; changes in the funding, financial viability or our relationships with our payors; delays in collection, or non-collection, of our accounts receivable; any impairment of our goodwill and long-lived assets; any failure to maintain or to develop reliable, efficient and secure information technology systems; any inability to attract and retain qualified employees; any disruptions from acquisition or acquisition integration efforts; weakening of general economic conditions, including the impact of inflationary pressures, rising interest rates, labor shortages, higher labor costs and supply chain challenges; estimated income taxes being different from income taxes that we ultimately pay; pandemics and other infectious diseases; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; any failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; certificates of need laws or other regulatory and licensure obligations that may adversely affect our personal care integration efforts and expansion into new markets; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; labor disputes or disruptions, in particular in New York; becoming subject to malpractice, professional negligence, medical liability or other similar claims; our operating in the competitive remote patient monitoring industry, and failing to develop and enhance related technology applications; any failure to innovate and provide services that are useful to customers and to achieve and maintain market acceptance; our lack of sole decision-making authority with respect to our minority investment in Matrix and any failure by Matrix to achieve positive financial position and results of operations; any legal challenges to the relationships or arrangements between our virtual clinical care management services and the unaffiliated physician-owned professional corporation through which such services are provided; any failure to comply with applicable data interoperability and information blocking rules; the lapse of temporary telehealth flexibilities currently permitted under the Consolidated Appropriations Act of 2023; the cost of our compliance with laws; changes to the regulatory landscape applicable to our businesses; changes in budgetary priorities of the government entities or private insurance programs that fund our services; regulations relating to privacy and security of patient and service user information; actions for false claims or recoupment of funds; civil penalties or loss of business for failing to comply with bribery, corruption and other regulations governing business with public organizations; increasing scrutiny and changing expectations with respect to environmental, social and governance matters; changes to, or violations of, licensing regulations, including regulations governing surveys and audits; our contracts being subject to audit and modification by the payors with whom we contract; a loss of Medicaid coverage by a significant number of Medicaid beneficiaries following the expiration of the COVID-19 public health emergency under the Families First Coronavirus Response Act (2020); our existing debt agreements containing restrictions, financial covenants and cross-default provisions that limit our flexibility in operating our business; our substantial indebtedness and lease obligations and ability to generate or distribute sufficient cash to service our indebtedness; the expiration of our existing credit agreement or any loss of available financing alternatives; our ability to incur substantial additional indebtedness or to issue additional equity; the results of the remediation of our identified material weaknesses in internal control over financial reporting; future sales of our common stock by existing stockholders; any stock price volatility; our dependence on our subsidiaries to fund our operations and expenses; securities analysts failing to publish research or publishing misleading or unfavorable research about us; and the effects of applicable anti-takeover provisions.

The Company has provided additional information about the foregoing and other risks facing our business in our annual report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission that could impact future performance. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
Kevin.Ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Service revenue, net	$702,037	$686,925	$2,084,787	$2,048,338
Grant income	—	551	—	4,649

Operating expenses:
Service expense	597,934	579,214	1,769,600	1,718,735
General and administrative expense	70,903	70,142	224,145	229,095
Depreciation and amortization	27,940	26,077	82,795	77,679
Impairment of goodwill	—	—	105,302	183,100
Total operating expenses	696,777	675,433	2,181,842	2,208,609

Operating income (loss)	5,260	12,043	(97,055)	(155,622)

Interest expense, net	28,493	17,844	67,129	50,769
Loss on debt extinguishment	11,797	—	11,797	—
Loss before income taxes and equity method investment	(35,030)	(5,801)	(175,981)	(206,391)
Income tax benefit	11,070	1,659	2,055	4,362
Equity in net income (loss) of investee, net of tax	(2,644)	(160)	(3,862)	2,821
Net loss	$(26,604)	$(4,302)	$(177,788)	$(199,208)

Loss per common share:
Basic	$(1.87)	$(0.30)	$(12.50)	$(14.06)
Diluted	$(1.87)	$(0.30)	$(12.50)	$(14.06)

Weighted-average number of common shares outstanding:
Basic	14,253,192	14,182,839	14,224,155	14,169,537
Diluted	14,253,192	14,182,839	14,224,155	14,169,537

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$48,336	$2,217
Accounts receivable, net	248,683	222,537
Contract receivables	110,431	143,960
Other current assets(1)	55,999	36,209
Total current assets	463,449	404,923
Property and equipment, net	84,451	85,629
Goodwill	680,252	785,554
Intangible assets, net	301,598	360,935
Equity investment	35,835	41,531
Operating lease right-of-use assets	39,839	39,776
Other long-term assets	46,324	48,927
Total assets	$1,651,748	$1,767,275

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$52,109	$55,241
Accrued contract payables	47,300	117,488
Accrued expenses and other current liabilities	145,289	127,901
Accrued transportation costs	95,023	97,245
Current portion of operating lease liabilities	8,548	8,727
Short-term debt	233,250	113,800
Total current liabilities	581,519	520,402
Long-term debt, net of deferred financing costs	986,125	983,757
Operating lease liabilities, less current portion	34,364	33,784
Other long-term liabilities(2)	66,736	73,137
Total liabilities	1,668,744	1,611,080

Stockholders' equity (deficit)
Stockholders' equity (deficit)	(16,996)	156,195
Total liabilities and stockholders' equity (deficit)	$1,651,748	$1,767,275

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Operating activities
Net loss	$(26,604)	$(4,302)	$(177,788)	$(199,208)
Depreciation and amortization	27,940	26,077	82,795	77,679
Stock-based compensation	530	1,743	4,792	4,029
Equity in net (income) loss of investee	3,670	222	5,360	(3,915)
Deferred income taxes	(12,340)	(4,971)	(6,753)	(15,235)
Impairment of goodwill	—	—	105,302	183,100
Loss on debt extinguishment	11,797	—	11,797	—
Reduction of right-of-use asset	2,370	2,924	7,289	9,875
Other non-cash items(1)	1,894	1,331	4,752	3,907
Changes in operating assets and liabilities:
Contract receivables	48,914	(9,512)	33,528	(58,143)
Contract payables	(39,594)	24,483	(70,188)	(60,710)
Long-term contract receivables	6,512	—	—	427
Other changes in operating assets and liabilities(2)	(15,816)	15,552	(37,339)	867
Net cash provided by (used in) operating activities	9,273	53,547	(36,453)	(57,327)

Investing activities
Purchase of property and equipment	(7,728)	(8,878)	(22,281)	(31,143)
Net cash used in investing activities	(7,728)	(8,878)	(22,281)	(31,143)

Financing activities
Net proceeds from short-term debt	45,000	(43,500)	114,200	83,000
Issuance of long-term debt	525,000	—	525,000	—
Repayment of long-term debt	(508,657)	—	(508,657)	—
Payments of debt issuance costs	(24,649)	—	(25,512)	(376)
Restricted stock surrendered for employee tax payment	(435)	(21)	(591)	(861)
Other financing activities	(2)	—	396	346
Net cash provided by (used in) financing activities	36,257	(43,521)	104,836	82,109

Net change in cash, cash equivalents and restricted cash	37,802	1,148	46,102	(6,361)
Cash, cash equivalents and restricted cash at beginning of period	11,082	7,466	2,782	14,975
Cash, cash equivalents and restricted cash at end of period	$48,884	$8,614	$48,884	$8,614

(1) Includes amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, accrued transportation costs and other changes in operating assets and liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended September 30, 2024
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$492,253	$188,518	$19,448	$1,818	$702,037

Operating expenses:
Service expense	436,549	151,745	8,018	1,622	597,934
General and administrative expense	30,758	23,823	4,332	11,990	70,903
Depreciation and amortization	7,645	12,918	7,073	304	27,940
Total operating expenses	474,952	188,486	19,423	13,916	696,777

Operating income (loss)	17,301	32	25	(12,098)	5,260

Interest expense, net	—	—	—	28,493	28,493
Loss on debt extinguishment	—	—	—	11,797	11,797
Income (loss) before income taxes and equity method investment	17,301	32	25	(52,388)	(35,030)
Income tax benefit (provision)	(4,490)	(24)	(7)	15,591	11,070
Equity in net income (loss) of investee, net of tax	151	—	—	(2,795)	(2,644)
Net income (loss)	12,962	8	18	(39,592)	(26,604)

Interest expense, net	—	—	—	28,493	28,493
Income tax provision (benefit)	4,490	24	7	(15,591)	(11,070)
Depreciation and amortization	7,645	12,918	7,073	304	27,940
EBITDA	25,097	12,950	7,098	(26,386)	18,759

Restructuring and related costs(1)	249	15	45	—	309
Transaction and integration costs	—	146	2	1,219	1,367
Settlement related costs	—	2,610	—	—	2,610
Payor collection settlement(2)	5,368	—	—	—	5,368
Stock-based compensation	—	—	—	340	340
Loss on debt extinguishment	—	—	—	11,797	11,797
Equity in net (income) loss of investee, net of tax	(151)	—	—	2,795	2,644

Adjusted EBITDA	$30,563	$15,721	$7,145	$(10,235)	$43,194

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Amount represents a one-time, non-recurring settlement in connection with a dispute with a payor for which the Company will cease performing services beginning in 2025, which resulted in an adjustment to historical contracts receivable recorded for the payor beginning with calendar year 2021.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended September 30, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$485,951	$179,979	$19,779	$1,216	$686,925
Grant income	—	551	—	—	551

Operating expenses:
Service expense	428,021	143,078	6,934	1,181	579,214
General and administrative expense	25,433	20,252	5,685	18,772	70,142
Depreciation and amortization	6,814	12,850	6,174	239	26,077
Total operating expenses	460,268	176,180	18,793	20,192	675,433

Operating income (loss)	25,683	4,350	986	(18,976)	12,043

Interest expense, net	—	—	—	17,844	17,844
Income (loss) before income taxes and equity method investment	25,683	4,350	986	(36,820)	(5,801)
Income tax benefit (provision)	(6,994)	(1,208)	(279)	10,140	1,659
Equity in net income (loss) of investee, net of tax	142	—	—	(302)	(160)
Net income (loss)	18,831	3,142	707	(26,982)	(4,302)

Interest expense, net	—	—	—	17,844	17,844
Income tax provision (benefit)	6,994	1,208	279	(10,140)	(1,659)
Depreciation and amortization	6,814	12,850	6,174	239	26,077
EBITDA	32,639	17,200	7,160	(19,039)	37,960

Restructuring and related costs(1)	2,711	—	—	6,205	8,916
Transaction and integration costs(2)	101	431	22	605	1,159
Settlement related costs	(25)	—	—	1,474	1,449
Stock-based compensation	—	—	—	1,690	1,690
Equity in net (income) loss of investee, net of tax	(142)	—	—	302	160

Adjusted EBITDA	$35,284	$17,631	$7,182	$(8,763)	$51,334

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Nine months ended September 30, 2024
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$1,462,236	$558,696	$58,575	$5,280	$2,084,787

Operating expenses:
Service expense	1,288,162	451,049	24,556	5,833	1,769,600
General and administrative expense	95,701	72,152	15,780	40,512	224,145
Depreciation and amortization	22,602	38,506	20,834	853	82,795
Impairment of goodwill	—	—	105,302	—	105,302
Total operating expenses	1,406,465	561,707	166,472	47,198	2,181,842

Operating income (loss)	55,771	(3,011)	(107,897)	(41,918)	(97,055)

Interest expense, net	—	—	—	67,129	67,129
Loss on debt extinguishment	—	—	—	11,797	11,797
Income (loss) before income taxes and equity method investment	55,771	(3,011)	(107,897)	(120,844)	(175,981)
Income tax benefit (provision)	(14,512)	866	726	14,975	2,055
Equity in net income (loss) of investee, net of tax	269	—	—	(4,131)	(3,862)
Net income (loss)	41,528	(2,145)	(107,171)	(110,000)	(177,788)

Interest expense, net	—	—	—	67,129	67,129
Income tax provision (benefit)	14,512	(866)	(726)	(14,975)	(2,055)
Depreciation and amortization	22,602	38,506	20,834	853	82,795
EBITDA	78,642	35,495	(87,063)	(56,993)	(29,919)

Restructuring and related costs(1)	9,192	1,321	1,244	1,638	13,395
Transaction and integration costs	52	2,023	102	1,293	3,470
Settlement related costs	—	3,415	—	—	3,415
Payor collection settlement(2)	5,368	—	—	—	5,368
Stock-based compensation	—	—	—	4,090	4,090
Impairment of goodwill	—	—	105,302	—	105,302
Loss on debt extinguishment	—	—	—	11,797	11,797
Equity in net (income) loss of investee, net of tax	(269)	—	—	4,131	3,862

Adjusted EBITDA	$92,985	$42,254	$19,585	$(34,044)	$120,780

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Amount represents a one-time, non-recurring settlement in connection with a dispute with a payor for which the Company will cease performing services beginning in 2025, which resulted in an adjustment to historical contracts receivable recorded for the payor beginning with calendar year 2021.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Nine months ended September 30, 2023
	NEMT	PCS	RPM	Corporate and Other	Total

Service revenue, net	$1,452,389	$534,435	$57,702	$3,812	$2,048,338
Grant income	—	4,649	—	—	4,649

Operating expenses:
Service expense	1,277,604	417,636	20,129	3,366	1,718,735
General and administrative expense	87,645	63,480	16,781	61,189	229,095
Depreciation and amortization	20,319	38,590	18,087	683	77,679
Impairment of goodwill	—	137,331	45,769	—	183,100
Total operating expenses	1,385,568	657,037	100,766	65,238	2,208,609

Operating income (loss)	66,821	(117,953)	(43,064)	(61,426)	(155,622)

Interest expense, net	—	—	—	50,769	50,769
Income (loss) before income taxes and equity method investment	66,821	(117,953)	(43,064)	(112,195)	(206,391)
Income tax benefit (provision)	(18,014)	(5,452)	(765)	28,593	4,362
Equity in net income of investee, net of tax	984	—	—	1,837	2,821
Net income (loss)	49,791	(123,405)	(43,829)	(81,765)	(199,208)

Interest expense, net	—	—	—	50,769	50,769
Income tax provision (benefit)	18,014	5,452	765	(28,593)	(4,362)
Depreciation and amortization	20,319	38,590	18,087	683	77,679
EBITDA	88,124	(79,363)	(24,977)	(58,906)	(75,122)

Restructuring and related costs(1)	11,865	—	—	21,606	33,471
Transaction and integration costs(2)	101	881	70	1,834	2,886
Settlement related costs	250	—	—	8,683	8,933
Stock-based compensation	—	—	—	3,485	3,485
Impairment of goodwill	—	137,331	45,769	—	183,100
Equity in net income of investee, net of tax	(984)	—	—	(1,837)	(2,821)

Adjusted EBITDA	$99,356	$58,849	$20,862	$(25,135)	$153,932

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to Sarbanes-Oxley Act of 2002 implementation and business integration efforts.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net loss	$(26,604)	$(4,302)	$(177,788)	$(199,208)

Restructuring and related costs(1)	309	8,916	13,395	33,471
Transaction and integration costs(2)	1,367	1,159	3,470	2,886
Settlement related costs	2,610	1,449	3,415	8,933
Payor collection settlement(3)	5,368	—	5,368	—
Stock-based compensation	340	1,690	4,090	3,485
Impairment of goodwill	—	—	105,302	183,100
Loss on debt extinguishment	11,797	—	11,797	—
Equity in net (income) loss of investee, net of tax	2,644	160	3,862	(2,821)
Intangible asset amortization expense	19,715	19,748	59,259	59,457
Tax effected impact of adjustments	(11,144)	(8,327)	(27,063)	(27,833)

Adjusted net income	$6,402	$20,493	$5,107	$61,470

Adjusted earnings per share	$0.45	$1.44	$0.36	$4.33

Diluted weighted-average number of common shares outstanding	14,262,751	14,218,141	14,251,313	14,209,787

(1) Restructuring and related costs include professional fees for strategic initiatives, organizational consolidation costs, severance and other professional fees.
(2) Transaction and integration costs consist of fees incurred related to SOX implementation and business integration efforts.
(3) Amount represents a one-time, non-recurring settlement in connection with a dispute with a payor for which the Company will cease performing services beginning in 2025, which resulted in an adjustment to historical contracts receivable recorded for the payor beginning with calendar year 2021.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Nine months ended			Three months ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change	June 30, 2024	QoQ % Change

NEMT Segment

Service revenue, net	$492,253	$485,951	1.3%	$1,462,236	$1,452,389	0.7%	$490,677	0.3%
Purchased services expense	383,769	363,594	5.5%	1,119,248	1,085,206	3.1%	372,579	3.0%
Payroll and other expense	52,780	64,427	(18.1)%	168,914	192,398	(12.2)%	55,377	(4.7)%
Service expense	$436,549	$428,021	2.0%	$1,288,162	$1,277,604	0.8%	$427,956	2.0%

Gross profit	$55,704	$57,930	(3.8)%	$174,074	$174,785	(0.4)%	$62,721	(11.2)%
Gross margin	11.3%	11.9%		11.9%	12.0%		12.8%

G&A expense	$30,758	$25,433	20.9%	$95,701	$87,645	9.2%	$33,123	(7.1)%
G&A expense adjustments:
Restructuring and related costs	249	2,711	(90.8)%	9,192	11,865	(22.5)%	5,704	(95.6)%
Transaction and integration costs	—	101	(100.0)%	52	101	(48.5)%	—	N/M
Settlement related costs	—	(25)	(100.0)%	—	250	(100.0)%	—	N/M
Adjusted G&A expense	$30,509	$22,646	34.7%	$86,457	$75,429	14.6%	$27,419	11.3%
Adjusted G&A expense % of revenue	6.2%	4.7%		5.9%	5.2%		5.6%

Net income	$12,962	$18,831	(31.2)%	$41,528	$49,791	(16.6)%	$16,398	(21.0)%
Net income margin	2.6%	3.9%		2.8%	3.4%		3.3%

Adjusted EBITDA	$30,563	$35,284	(13.4)%	$92,985	$99,356	(6.4)%	$35,302	(13.4)%
Adjusted EBITDA margin	6.2%	7.3%		6.4%	6.8%		7.2%

Total paid trips (thousands)	9,418	8,824	6.7%	27,257	25,761	5.8%	9,031	4.3%
Average monthly members (thousands)	30,023	33,660	(10.8)%	29,599	33,892	(12.7)%	29,703	1.1%

Revenue per member per month	$5.47	$4.81	13.7%	$5.49	$4.76	15.3%	$5.51	(0.7)%
Revenue per trip	$52.27	$55.07	(5.1)%	$53.65	$56.38	(4.8)%	$54.33	(3.8)%
Monthly utilization	10.5%	8.7%		10.2%	8.4%		10.1%

Purchased services per trip	$40.75	$41.21	(1.1)%	$41.06	$42.13	(2.5)%	$41.26	(1.2)%
Payroll and other per trip	$5.60	$7.30	(23.3)%	$6.20	$7.47	(17.0)%	$6.13	(8.6)%
Total service expense per trip	$46.35	$48.51	(4.5)%	$47.26	$49.60	(4.7)%	$47.39	(2.2)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.
--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Nine months ended			Three months ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change	June 30, 2024	QoQ % Change

PCS Segment

Service revenue, net	$188,518	$179,979	4.7%	$558,696	$534,435	4.5%	$186,610	1.0%
Service expense	151,745	143,078	6.1%	451,049	417,636	8.0%	149,866	1.3%
Gross profit	$36,773	$36,901	(0.3)%	$107,647	$116,799	(7.8)%	$36,744	0.1%
Gross margin	19.5%	20.5%		19.3%	21.9%		19.7%

G&A expense	$23,823	$20,252	17.6%	$72,152	$63,480	13.7%	$23,897	(0.3)%
G&A expense adjustments
Restructuring and related costs	15	—	N/M	1,321	—	N/M	1,179	(98.7)%
Transaction and integration costs	146	431	(66.1)%	2,023	881	129.6%	431	(66.1)%
Settlement related costs	2,610	—	N/M	3,415	—	N/M	805	224.2%
Adjusted G&A expense	$21,052	$19,821	6.2%	$65,393	$62,599	4.5%	$21,482	(2.0)%
Adjusted G&A expense % of revenue	11.2%	11.0%		11.7%	11.7%		11.5%

Net income (loss)	$8	$3,142	(99.7)%	$(2,145)	$(123,405)	(98.3)%	$121	(93.4)%
Net income (loss) margin	—%	1.7%		(0.4)%	(23.1)%		0.1%

Adjusted EBITDA	$15,721	$17,631	(10.8)%	$42,254	$58,849	(28.2)%	$15,262	3.0%
Adjusted EBITDA margin	8.3%	9.8%		7.6%	11.0%		8.2%

Total hours (thousands)	7,174	6,995	2.6%	21,187	20,752	2.1%	7,048	1.8%
Revenue per hour	$26.28	$25.73	2.1%	$26.37	$25.75	2.4%	$26.48	(0.8)%
Service expense per hour	$21.15	$20.45	3.4%	$21.29	$20.13	5.8%	$21.26	(0.5)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Nine months ended			Three months ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change	June 30, 2024	QoQ % Change

RPM Segment

Service revenue, net	$19,448	$19,779	(1.7)%	$58,575	$57,702	1.5%	$19,025	2.2%
Service expense	8,018	6,934	15.6%	24,556	20,129	22.0%	8,175	(1.9)%
Gross profit	$11,430	$12,845	(11.0)%	$34,019	$37,573	(9.5)%	$10,850	5.3%
Gross margin	58.8%	64.9%		58.1%	65.1%		57.0%

G&A expense	$4,332	$5,685	(23.8)%	$15,780	$16,781	(6.0)%	$6,008	(27.9)%
G&A expense adjustments
Restructuring and related costs	45	—	N/M	1,244	—	N/M	1,189	(96.2)%
Transaction and integration costs	2	22	(90.9)%	102	70	45.7%	100	(98.0)%
Adjusted G&A expense	$4,285	$5,663	(24.3)%	$14,434	$16,711	(13.6)%	$4,719	(9.2)%
Adjusted G&A expense % of revenue	22.0%	28.6%		24.6%	29.0%		24.8%

Net income (loss)	$18	$707	(97.5)%	$(107,171)	$(43,829)	144.5%	$(106,881)	(100.0)%
Net income (loss) margin	0.1%	3.6%		(183.0)%	(76.0)%		(561.8)%

Adjusted EBITDA	$7,145	$7,182	(0.5)%	$19,585	$20,862	(6.1)%	$6,131	16.5%
Adjusted EBITDA margin	36.7%	36.3%		33.4%	36.2%		32.2%

Average monthly members (thousands)	246	247	(0.4)%	247	241	2.5%	246	—%
Revenue per member per month	$26.35	$26.69	(1.3)%	$26.35	$26.60	(0.9)%	$25.78	2.2%
Service expense per member per month	$10.86	$9.36	16.0%	$11.05	$9.28	19.1%	$11.08	(2.0)%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--more--

Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Nine months ended			Three months ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change	June 30, 2024	QoQ % Change

Corporate and Other Segment

G&A expense	$11,990	$18,772	(36.1)%	$40,512	$61,189	(33.8)%	$13,037	(8.0)%
G&A expense adjustments
Restructuring and related costs	—	6,205	(100.0)%	1,638	21,606	(92.4)%	(91)	(100.0)%
Transaction and integration costs	1,219	605	101.5%	1,293	1,834	(29.5)%	29	4103.4%
Settlement related costs	—	1,474	(100.0)%	—	8,683	(100.0)%	—	N/M
Stock-based compensation	340	1,690	(79.9)%	4,090	3,485	17.4%	1,969	(82.7)%
Adjusted G&A expense	$10,431	$8,798	18.6%	$33,491	$25,581	30.9%	$11,130	(6.3)%
Adjusted G&A expense % of consolidated revenue	1.5%	1.3%		1.6%	1.2%		1.6%

	Three months ended			Nine months ended			Three months ended
	September 30, 2024	September 30, 2023	% Change	September 30, 2024	September 30, 2023	% Change	June 30, 2024	QoQ % Change

Consolidated Modivcare Inc.

G&A expense	$70,903	$70,142	1.1%	$224,145	$229,095	(2.2)%	$76,065	(6.8)%
G&A expense adjustments
Restructuring and related costs	309	8,916	(96.5)%	13,395	33,471	(60.0)%	7,981	(96.1)%
Transaction and integration costs	1,367	1,159	17.9%	3,470	2,886	20.2%	560	144.1%
Settlement related costs	2,610	1,449	80.1%	3,415	8,933	(61.8)%	805	224.2%
Stock-based compensation	340	1,690	(79.9)%	4,090	3,485	17.4%	1,969	(82.7)%
Adjusted G&A expense	$66,277	$56,928	16.4%	$199,775	$180,320	10.8%	$64,750	2.4%
Adjusted G&A expense % of consolidated revenue	9.4%	8.3%		9.6%	8.8%		9.3%

N/M - Not Meaningful. Certain figures in the tables above do not provide meaningful percentage comparison, thus, the percentage has been removed.

--end--